Exhibit 3.14

CERTIFICATE OF INCORPORATION

OF

R. L. POLK & CO.

FIRST: The name of this corporation is

R. L. POLK & CO.

SECOND: Its principal office in the State of Delaware is to be located at 317-325 South State Street, in the City of Dover, County of Kent. The agent in charge thereof is Prentice-Hall, Inc., of Delaware, 317-325 South State Street, Dover, Delaware.

THIRD: The nature of the business and the objects and purposes to be transacted, promoted and carried on, are to do any or all of the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz.:

1. To compile, prepare, edit, publish, sell and otherwise distribute directories, gazetteers, reference books, market reports and letters, business reviews and all kinds of literature designed primarily for the use and assistance of persons engaged in commercial and financial pursuits.

2. To compile, prepare, collect or otherwise acquire and to edit, arrange, classify, preserve, buy, sell, and distribute lists of persons, firms, associations and corporations engaged in particular lines of business.

3. To print, publish, sell and distribute maps, guide books, route books and other literature designed to promote the convenience of travelers.

4. To engage in and conduct a general publishing and printing business.

5. To solicit, prepare, arrange and classify advertisements and advertising matter of all descriptions and to print and publish the same in directories, gazetteers, and in other books, pamphlets and publications of every kind and description.

6. To carry on the business of advertising contractors and agents and any other business which may be usefully carried on in connection with such business, and to acquire and undertake the whole or any part of the business, property and liabilities of any person or persons, company or companies, carrying on business as such contractors or agents or any other business which may be usefully carried on in connection therewith.

7. To acquire by purchase or otherwise, hold, own, manage, operate, develop, improve, sell, convey, exchange, mortgage, lease and otherwise deal or trade in and dispose of real property and any estate, interest of rights therein; to lend money on bonds secured by mortgage on real or personal property or otherwise; to erect, construct, alter, maintain and improve, manage and operate houses, apartments, hotels, office buildings, factories, warehouses and buildings of every description on any lands of the corporation or upon any other lands, and to rebuild, alter and improve, manage and operate existing houses, apartments, hotels, office buildings, factories, warehouses and any other buildings thereon, to the extent now or hereafter permitted by law.

8. To manufacture, purchase or otherwise acquire in any lawful manner and to hold, own, mortgage, pledge or otherwise to give liens against, and to lease, sell, assign, exchange, transfer, or in any manner dispose of, to deal and trade in and with, and to invest in goods, wares, merchandise, and property of any and every class and description, both within Delaware and out of Delaware and in any part of the world.

9. To enter into, make and perform contracts of every kind for any lawful purpose with any person, firm, association or corporation, municipality, body politic, country, territory, State, government or colony or dependency thereof.

10. To acquire the goodwill, rights and property, and the whole or any part of the assets, tangible or intangible, and to undertake or in any way assume the liabilities of any person, firm, association or corporation; to pay for the said goodwill, rights, property, and assets in cash, the stock of this company, bonds or otherwise, or by undertaking the whole or any part of the liabilities of the transferor; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

11. To apply for, purchase, register, or in any manner to acquire, and to hold, own, use, operate and introduce, and to sell, lease, assign, pledge, or in any manner dispose of, and in any manner deal with patents, patent rights, licenses, copyrights, trademarks, trade names, and to acquire, own, use or in any manner dispose of any and all inventions, improvements and processes, labels, designs, brands, or other rights, and to work, operate, or develop the same, and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects or any of them.

12. To underwrite, purchase, acquire, hold, pledge, hypothecate, exchange, sell, deal in and dispose of, alone or in syndicates or otherwise in conjunction with others, stocks, bonds, and other evidences of indebtedness and obligations of any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, and evidences of any interest, in respect of any such stocks, bonds and other evidences of indebtedness and obligations; to issue in exchange therefor its own stocks, bonds or other obligations; and, while the owner or holder of any such, to exercise all the rights, powers and privileges of ownership in respect thereof; and, to the extent now or hereafter permitted by law, to aid by loan, subsidy, guaranty or otherwise those issuing, creating or responsible for any such stocks, bonds or other evidences of indebtedness or obligations or evidences of any interest in respect thereof.

13. For any of the purposes of the corporation, without limit as to amount, to borrow or raise moneys, to draw, make, accept, endorse, discount, execute, pledge, issue, sell, or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other instruments whether negotiable or non-negotiable, transferable or non-transferable, and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same, and all obligations arising therefrom, by mortgage or otherwise, either alone or jointly with any other person or corporation, or the whole or any part of the property of the corporation presently owned or to be acquired; to confer upon the holders of any of its obligations such powers, rights and privileges as from time to time may be deemed advisable by the Board of Directors; except as may be specifically prohibited by law, to loan money with or without collateral or other security.

14. To purchase, in so far as the same may be done without

impairing the capital of the corporation, except as otherwise permitted by law, and to hold, pledge and reissue shares of its own capital stock; but such stock, so acquired and held, shall not be entitled to vote nor to receive dividends.

15. To have one or more offices. to conduct its business, carry on its operations, and promote its objects within and without the State of Delaware, in other States, the District of Columbia, the territories. colonies and dependencies of the United States, and in foreign countries, without restriction as to place or amount, but subject to the laws of such State, District, territory, colony, dependency or country.

16. To do any or all of the things herein set forth to the same extent as natural persons might or could do and in any part of the world, as principals, agents, contractors, trustees, or otherwise, and either alone or in company with others.

IN GENERAL to carry on any other business in connection therewith, whether manufacturing or otherwise, and to do all things not forbidden by the laws of the State of Delaware, and with all the powers conferred upon corporations by the laws of the State of Delaware.

It is the intention that each of the objects, purposes and powers specified in each of the paragraphs of this third article of this Certificate of Incorporation shall, except where otherwise specified, be nowise limited or restricted by reference to or inference from the terms of any other paragraph or of any other article in this Certificate of Incorporation, but that the objects, purposes and powers specified in this article and in each of the articles or paragraphs of this Certificate shall be regarded as independent objects, purposes and powers, and the enumeration of specific purposes and powers shall not be construed to restrict in any manner the general terms and powers of this corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature. The enumeration of objects or purposes herein shall not be deemed to exclude or in any way limit by inference any powers, objects, or purposes which this corporation is empowered to exercise, whether expressly by force of the laws of the State of Delaware, now or hereafter in effect, or impliedly by any reasonable construction of said law.

FOURTH: The amount of the total authorized capital stock of this corporation is Three thousand (3,000) shares without nominal or par value. Any and all such shares issued, and for which the full consideration has been paid or delivered, shall be deemed full paid stock and the holder of such shares shall not be liable for any further payment thereon.

FIFTH: The amount of capital with which this corporation will commence business is One Thousand Dollars ($1,000).

SIXTH: The names and places of residence of each of the incorporators are as follows:

NAME	RESIDENCE

James N. Gilchrist	[Redacted]

L. M. Taby	[Redacted]

J. A. Lauridsen	[Redacted]

SEVENTH: The existence of this corporation is to be perpetual.

EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

NINTH: (a) Subject to the provisions of the General Corporation Law of the State of Delaware, the number of directors of the corporation shall be determined as provided in the By-Laws.

(b) If the By-Laws SO provide, election of directors need not be by ballot.

TENTH: IN FURTHERANCE AND NOT IN LIMITATION of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

(a) To make, to alter, or to repeal the By-Laws of this corporation; to fix the amount to be reserved as or for working capital, or for any other proper purpose, to fund such reserve or reserves, and to abolish any such reserve or reserves, fund or funds; to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

(b) From time to time to determine pursuant to the provisions of the By-Laws, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the stock ledger), or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless duly authorized so to do by a resolution of the stockholders or directors.

(c) The directors, by a suitable By-Law or by resolution passed by a majority of the whole membership of the Board, may designate two or more of their number to constitute a committee or committees, with such name or names as may be stated in the By-Laws, or as may be determined from time to time by resolution of the Board of Directors, which committee or committees, to the extent provided in such resolution or resolutions or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it.

(d) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power, given at a stockholders’ meeting called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, directors may at any meeting sell, lease or exchange all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the corporation.

(e) Subject to the provisions of the statutes of Delaware, to exercise any and all other powers, in addition to the powers expressly conferred by law and by this Certificate of Incorporation, which may be conferred upon it by the corporation through appropriate By-Law provisions.

ELEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 3883 of the Revised Code of 1915 of said State, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 43 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

TWELFTH: No contract or other transaction between the corporation and any other firm or corporation shall be affected or invalidated by reason of the fact that any one or more of the directors or officers of this corporation is or are interested in, or is a member, stockholder, director, or officer or are members, stockholders, directors, or officers of such other firm or corporation; and any director or officer or officers, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this corporation or in which this corporation is interested, and no contract, act, or transaction of this corporation with any person or persons, firm, association or corporation, shall be affected or invalidated by reason of the fact that any director or directors or officer or officers of this corporation, is a party or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firm, association or corporation, and each and every person who may become a director or officer of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or any firm, association or corporation in which he may be in anywise interested.

THIRTEENTH: The stockholders and directors shall have power to hold the meetings if the By-Laws so provide, and keep the books except the original or duplicate stock ledger, documents and papers of the corporation, outside of the State of Delaware, and to have one or more offices within or without the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

FOURTEENTH: The corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the statutes of Delaware, and all rights and powers conferred on directors and stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and we have accordingly hereunto set our respective hands and seals. Dated at New York, N. Y., June 21st, 1935.

/s/ James N. Gilchrist	(L.S.)

/s/ L. M. Taby	(L.S.)

/s/ J. A. Lauridsen	(L.S.)